Exhibit 99.1

For Immediate Release

Globecomm Responds to Shareholder Requests to Sell the Company

Recommends Shareholders Vote FOR All Proposals, Including Non-Executive Board Nominees

HAUPPAUGE, N.Y., October 23, 2012 /BusinessWire/ — Globecomm Systems Inc. (NASDAQ: GCOM), a leading global provider of communications solutions and services, today issued the following response to several shareholders requesting that the Company’s Board put the Company up for public auction:

Globecomm’s Board is committed to creating sustainable long-term shareholder value and believes that the Company is well positioned to do so through and beyond the current challenging environment. The Board actively reviews management’s short and long term internal growth strategies as well as strategic opportunities for external growth. It also evaluates external approaches to the Company to determine whether or not they would maximize value for all shareholders. The Board is pleased that the Company’s stated growth strategy delivered record financial performance in fiscal 2012.

The Board of Directors maintains a Strategy Committee comprised of four independent Board members. This Committee regularly considers various possible options to increase shareholder value, including strategic acquisitions and strategic transactions with other companies through public and private processes. The Committee retains highly qualified outside advisers it deems necessary to discharge these responsibilities.

The Board reiterates its recommendation that shareholders vote FOR all the proposals at the Company’s Annual Meeting of Stockholders on November 15, 2012.

C. J. Waylan, Director and Chairman of the Strategy Committee, stated: “Globecomm’s executives and Board are committed to maximizing long-term value for all shareholders and to maintaining an ongoing, constructive dialogue with shareholders.”

About Globecomm Systems

Globecomm Systems Inc., or Globecomm, is a leading global provider of satellite-based managed network solutions. Employing our expertise in emerging communication technologies we are able to offer a comprehensive suite of system integration, system products, and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24 by 7 network operating centers provides us a unique competitive advantage. We are now taking this value proposition to selective vertical markets, including government, wireless, media, enterprise, and maritime. As a network solution provider we leverage our global network to provide customers managed access services to the United States Internet backbone, video content, the public switched telephone network or their corporate headquarters, or government offices. We currently have customers for which we are providing such services in the United States, Europe, South America, Africa, the Middle East, and Asia.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in Maryland, New Jersey, Virginia, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.

For Globecomm Investor Relations information, please contact:

Matthew Byron

Senior Vice President, Corporate Office IR/M&A

631-457-1301

ir@globecommsystems.com

For Globecomm Public Relations information, please contact:

pr@globecommsystems.com

or

ICR, Inc.

Michael Fox / Phil Denning

203 682-8000

Michael.Fox@icrinc.com

Phil.Denning@icrinc.com

Company Information:

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Phone: 631-231-9800; Fax: 631-231-1557

Web: http://www.globecommsystems.com